Exhibit 99.1

E2open to Combine with BluJay Solutions, a Leading Cloud-Based, Logistics Execution Platform

Combination of two complementary SaaS, network-based supply chain platforms

•	Enhances E2open’s supply chain execution capabilities with BluJay’s leading transportation management software and global trade capabilities
•	Transaction represents implied enterprise value of $1.7 billion
•	Combined business projected to have an annualized pro forma FY22 revenue of over $550 million and over $200 million in adjusted EBITDA
•	Expands E2open’s network with 50k network participants, $40 billion in annual commerce spend and 1.9 billion transactions, and expands TAM by over $9 billion
•	Mid-teens FCF per share accretion and $20m in run-rate cost synergies
•	BluJay shareholders will receive approximately 60% of consideration in equity, resulting in approximately 22% pro forma ownership of the combined company
•	$300 million common equity PIPE from institutional investors including Neuberger Berman, The WindAcre Partnership, Eminence Capital and XN
•	Increases management’s conviction to exceed long-term organic revenue guidance of over 10%

AUSTIN, Texas – May 27, 2021 – E2open Parent Holdings, Inc. (NYSE: ETWO), a leading network-based provider of a 100% cloud-based, mission-critical, end-to-end supply chain management platform, today announced that it will acquire BluJay Solutions, a leading cloud-based, logistics execution platform. Based on the price of E2open’s Class A Common Stock at May 25, 2021 market close, the stock and cash transaction is valued at approximately $1.7 billion.

BluJay is an integrated SaaS platform with comprehensive solutions for Shippers, Logistics Service Providers (LSPs) and Freight Forwarders. BluJay provides a robust suite of logistics execution applications and a broad trade network of over 50k participants serving over 5,700 global customers. With an expansive ecosystem of suppliers, carriers and network partners, BluJay enables differentiated connectivity across all supply chain participants, resulting in industry leading visibility across its broad network. BluJay’s combination of data, network and applications plays a mission-critical role in logistics and distribution supply chains and drives significant ROI for customers.

“I am thrilled to welcome the exceptional team and great customers of BluJay Solutions to E2open,” said Michael Farlekas, president and chief executive officer at E2open. “Combining E2open’s end-to-end platform and large trading partner network with BluJay’s leading logistics execution software, we will provide more robust capabilities and value to our customers, unlocking a greater opportunity to accelerate our long-term growth. This transformative acquisition advances our strategy and is consistent with our approach to M&A over the last 5 years.”

“We are very excited about joining forces with E2open in this highly strategic combination,” said Andrew Kirkwood, chief executive officer at BluJay Solutions. “Together, we will deliver a more powerful supply chain software platform built upon the world’s largest global trade network.”

Compelling strategic benefits to accelerate future organic growth

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Creates leading, independent SaaS-based supply chain platform spanning supply chain planning and execution: The acquisition of BluJay will materially expand E2open’s supply chain execution capabilities, especially in transportation management.  Additionally, BluJay brings a highly complementary global trade management platform that encompasses customs declaration and filing to E2open’s strong capabilities in compliance and tariffs. The acquisition further adds key direct-to-consumer offerings including last mile, parcel and dropship commerce.

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Increases global reach and TAM: BluJay’s truly global footprint, with customers and offices across EMEA and APAC, will strengthen E2open’s global reach and ability to penetrate emerging markets with international leadership based in the UK. E2open’s primarily enterprise customer base will also add a strong presence in the upper mid-market with BluJay, adding more than $9 billion to an already strong TAM opportunity in North America and Europe.

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Complementary go-to-market strengths: BluJay’s go-to-market strategy emphasizes new client acquisition. E2open’s go-to-market has historically focused on cross-selling and upselling products to existing customers. The combination leverages each company’s respective strengths to broaden the pool of cross-sell opportunities and significantly accelerates E2open’s strategic new logo initiative. Moreover, BluJay’s TMS solution provides E2open with another significant tip of the spear product to accelerate new logo growth for the combined company.

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Enhances E2open’s leading supply chain networks: E2open operates a leading trade network with over 220k network participants. BluJay augments E2open’s network to include over-the-road trucking and complementary air transportation, enabling complete visibility from truckloads to intermodal shipments. Further, BluJay’s global transportation network adds 50k network participants, $40 billion in annual commerce spend and 1.9 billion annual transactions to E2open’s existing network.

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Broadens E2open’s analytics offerings: E2open’s network and data will be expanded by BluJay’s trade network with over 50k network participants, enabling greater data collection and insights for customers across freight and visibility for better business decision-making. This will substantially increase the monetization opportunity that E2open already has today for its data.

Financially compelling transaction

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Increased scale as the pro forma company expects to deliver annualized pro forma revenue of over $550 million and adjusted EBITDA greater than $200 million post completion of the combination and the realization of acquisition-related cost synergies

•	The combined company will deliver pro forma organic revenue growth greater than 10% in fiscal year 2023
•	E2open expects mid-teens FCF per share accretion on a pro forma basis over the next 12 months
•	$20 million of projected run-rate cost savings, reflecting 5% of combined company costs
•	Accelerates organic revenue growth and higher net retention post combination due to significant cross-sell opportunities

“BluJay is a transformative acquisition for E2open: it is strategic, it is financially compelling, and it further accelerates organic growth for the combined company,” said Chinh Chu, Chairman of the Board at E2open. “It is a rare opportunity to combine two cloud-based, supply chain management software platforms with complementary networks.”

“The combination of E2open and BluJay is a natural next step for both businesses, creating a combined company with leading capabilities from planning through execution,” said Deep Shah, Co-President at Francisco Partners. “The fit between our respective product offerings, shared vision for the future of the industry, and alignment on core values makes for a combined future that we are very excited to be a part of through our substantial equity consideration in the combination.”

Transaction Details

Pursuant to the purchase agreement, E2open will acquire BluJay Solutions for an aggregate of 72.4m shares of Class A Common Stock and ~$760m of cash, which includes the repayment of debt, subject to adjustments for certain items enumerated in the purchase agreement. Based on the price of E2open’s Class A Common Stock at May 25, 2021 market close, the stock and cash transaction is valued at approximately $1.7 billion. The actual transaction value will change based on fluctuations in the price of E2open’s common stock, and is subject to certain adjustments as set forth in the purchase agreement. As a result, current BluJay shareholders will hold approximately 22% pro forma ownership of E2open following the consummation of the transaction. Certain of BluJay’s current shareholders, Francisco Partners and Temasek, will have the right to appoint one director each to the E2open board following closing subject to the terms of the agreement.

In order to finance the transaction, E2open has secured $300 million in a common equity PIPE from institutional investors including Neuberger Berman, The WindAcre Partnership, Eminence Capital and XN, and a $380 million fully committed incremental tack-on to its first lien term loan. Pro forma net leverage is expected to be approximately 4.1x fiscal year 2022 EBITDA at closing and approximately 3.5x by the end of fiscal year 2022.

The transaction was unanimously approved by E2open’s board of directors and is expected to close during the calendar year third quarter of 2021 subject to regulatory approvals, required approval of E2open shareholders and other customary closing conditions.  Additional details about the agreement will be contained in a Current Report on a Form 8-K to be filed by E2open with the U.S. Securities and Exchange Commission (the “SEC”).  For other related investor relations disclosures and presentation materials, please visit the investor relations section at www.e2open.com.

Advisors

Credit Suisse is serving as lead financial advisor to E2open, and sole equity capital markets advisor and placement agent to E2open. Rothschild & Co is serving as financial advisor and delivering a fairness opinion to E2open and its Board of Directors. Berenson & Company is serving as financial advisor to E2open and Kirkland & Ellis LLP is serving as legal advisor to E2open.

Goldman Sachs is serving as exclusive financial advisor to BluJay, Lazard is serving as capital markets advisor to BluJay, and Latham & Watkins LLP is serving as legal advisor to BluJay.

Goldman Sachs and Credit Suisse have provided committed debt financing in support of the transaction.

Conference call

E2open will host a conference call and webcast to discuss the strategic and operating aspects of the BluJay Solutions combination on Thursday, May 27th at 8:30 a.m. Eastern Time. To access the conference call, dial 855-450-0069 (U.S. domestic) or 236-714-3500 (international). The conference ID is 7766663. The webcast will be available live on the Investor Relations section of the Company's website at www.e2open.com.

An audio replay of the call can also be accessed through June 3, 2021 at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 7766663. In addition, an archived webcast will be available an hour after the completion of the call on the Investor Relations section of the Company's website at www.e2open.com.

About E2open

At E2open, we’re creating a more connected, intelligent supply chain. It starts with sensing and responding to real-time demand, supply and delivery constraints. Bringing together data from clients, distribution channels, suppliers, contract manufacturers and logistics partners, our collaborative and agile supply chain platform enables companies to use data in real time, with artificial intelligence and machine learning to drive smarter decisions. All this complex information is delivered in a single view that encompasses your demand, supply and logistics ecosystems. E2open is changing everything. Demand. Supply. Delivered.TM Visit www.e2open.com.

E2open and the E2open logo are registered trademarks of E2open, LLC. Demand. Supply. Delivered. is a trademark of E2open, LLC.

About BluJay Solutions

BluJay Solutions helps companies around the world achieve excellence in logistics and trade compliance – it’s in our DNA. Through a blend of Data, Networks, and Applications, delivered in the BluJay Way, our DNA platform powers the Frictionless Supply Chain for thousands of the world’s leading manufacturers, retailers, distributors, freight forwarders, customs brokers, carriers, and logistics service providers. To learn more, visit: www.blujaysolutions.com, or follow us on Twitter @myblujay and LinkedIn.

Additional Information

In connection with the proposed acquisition, E2open intends to file with the SEC a preliminary proxy statement, and after the preliminary proxy is declared effective, E2open will mail a definitive proxy statement relating to the proposed acquisition to its shareholders. This announcement does not contain all the information that should be considered concerning the proposed acquisition and is not intended to form the basis of any investment decision or any other decision in respect of the acquisition. E2open's shareholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the proposed acquisition, as these materials will contain important information about BluJay and the acquisition. When available, the definitive proxy statement and other relevant materials for the proposed acquisition will be mailed to shareholders of E2open as of a record date to be established for voting on the proposed acquisition. Shareholders are able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: E2open, 9600 Great Hills Trail, Suite 300E, Austin, TX 78759.

Participants in the Solicitation

E2open and its directors and executive officers may be deemed participants in the solicitation of proxies from E2open’s shareholders with respect to the proposed acquisition. A list of the names of those directors and executive officers and a description of their interests in E2open is contained in its Annual Report on Form 10-K for the year ended February 28, 2021, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to E2open, 9600 Great Hills Trail, Suite 300E, Austin, TX 78759. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed acquisition when available.

BluJay and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of E2open in connection with the proposed acquisition. A list of the names of such directors and executive officers and information regarding their interests in the proposed acquisition will be included in the preliminary proxy statement for the proposed acquisition.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of E2open or BluJay, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including adjusted EBITDA. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

E2open

Investors:

J. Adam Rogers

E2open

adam.rogers@e2open.com

515.556.1162

Media Contacts:

WE Communications for E2open

e2open@we-worldwide.com

512.527.7029

BluJay Solutions

Martha de Labbey

781.418.2400
blujayus@teamlewis.com